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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Union Pacific Corporation on Form S-3 of our reports dated January 18, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.

Deloitte & Touche LLP

Omaha, Nebraska
June 7, 2001